Exhibit 99.1

Cerecor Announces Publication Describing Antidepressant Activity of CERC-301 in Preclinical Model

Baltimore, Maryland — January 19, 2016 - Cerecor Inc. (NASDAQ: CERC), a clinical-stage biopharmaceutical company developing treatments to make a difference in the lives of patients with neurological and psychiatric disorders, today announced the publication of preclinical data suggesting antidepressant activity of CERC-301.  The paper, titled ‘Preclinical pharmacology and pharmacokinetics of CERC-301, a GluN2B-selective N-methyl-D-aspartate receptor antagonist’, was published in the December issue of the Journal of Pharmacology Research & Perspectives. This publication reports results of CERC-301 in an acute preclinical depression model known as the forced swim test, a common model of antidepressant efficacy. In test animals, CERC-301 showed antidepressant activity at doses that had minimal side effects

About CERC-301

CERC-301 is an NR2B specific, NMDA antagonist being developed as adjunctive medication for patients with MDD who are failing to achieve an adequate response to their current antidepressant treatment and are severely depressed.  The antidepressant activity of adjunctive treatment with CERC-301 in patients with MDD is being evaluated in an ongoing Phase 2 clinical trial. This adjunctive treatment may have the potential for rapid onset of effect.  Top-line results are expected in the second half of 2016. CERC-301 has received Fast Track designation by the FDA.

About Cerecor

Cerecor is a Baltimore-based biopharmaceutical company with the goal of becoming a leader in the development of innovative drugs that make a difference in the lives of patients with neurological and psychiatric diseases. We are committed to the development of drugs that improve lives by applying our extensive knowledge and experience in central nervous system disorders. Cerecor is currently pursuing the development of two clinical Phase II-stage product candidates:  CERC-301:  An oral, NR2B specific, NMDA receptor antagonist targeting the adjunctive treatment of patients with MDD who are failing to achieve adequate response, and  CERC-501:  A potent and selective kappa opiod reception (KOR) antagonist targeting the adjunctive treatment of MDD and substance use disorders.  In addition Cerecor is conducting preclinical testing of CERC-406, a brain penetrant COMT inhibitor with potential procognitive activity.   www.cerecor.com

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Media Contact

MacDougall Biomedical Communications

Doug MacDougall or Joe Rayne — 781-235-3060

jrayne@macbiocom.com